                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            DAW TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                DAW TECHNOLOGIES, INC.

                            ------------------------------

                       NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                               To Be Held May 28, 1997

                            ------------------------------


To the Shareholders of
DAW TECHNOLOGIES, INC.:

    The Annual Meeting of Shareholders of Daw Technologies, Inc. (the "Company") will be held at the corporate offices of the Company, 2700 South 900 West, Salt Lake City, Utah, on Wednesday, May 28, 1997, at 2:00 p.m. The purpose of the Annual Meeting is to consider and vote upon the following matters, as more fully described in the accompanying Proxy Statement:

    (1) To elect five members of the Board of Directors, each to serve until the next annual meeting of shareholders and until their respective successors have been duly elected and qualified.

    (2) To ratify the appointment of Grant Thornton LLP as independent public accountants for the year ending December 31, 1997.

    (3) To consider such other matters as may properly come before the meeting.

    The Board of Directors has fixed the close of business on April 18, 1997 as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.



                                       BY ORDER OF THE BOARD OF DIRECTORS



DATED:  April 25, 1997                 RONALD W. DAW
                                       Chairman of the Board



                                      IMPORTANT

    WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, TO ASSURE THAT YOUR SHARES WILL BE REPRESENTED, PLEASE DATE, FILL IN, SIGN AND MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING POSTAGE PAID ENVELOPE. YOUR PROXY WILL NOT BE USED IF YOU ARE PRESENT AT THE ANNUAL MEETING AND DESIRE TO VOTE YOUR SHARES PERSONALLY.

                                DAW TECHNOLOGIES, INC.
                                 2700 South 900 West
                             Salt Lake City, Utah  84119

                                ---------------------

                                   PROXY STATEMENT

                                ---------------------


                          FOR ANNUAL MEETING OF SHAREHOLDERS

                                     MAY 28, 1997


                               SOLICITATION OF PROXIES

    This Proxy Statement is being furnished to the shareholders of Daw Technologies, Inc., a Utah corporation (the "Company"), in connection with the solicitation by the Board of Directors of the Company of proxies from holders of outstanding shares of the Company's Common Stock, $0.01 par value (the "Common Stock"), for use at the Annual Meeting of Shareholders of the Company to be held Wednesday, May 28, 1997, and at any adjournment or postponement thereof (the "Annual Meeting"). This Proxy Statement, the Notice of Annual Meeting of Shareholders and the accompanying form of proxy are first being mailed to shareholders of the Company on or about April 25, 1997.

    The Company will bear all costs and expenses relating to the solicitation of proxies, including the costs of preparing, printing and mailing to shareholders this Proxy Statement and accompanying material. In addition to the solicitation of proxies by use of the mails, the directors, officers and employees of the Company, without receiving additional compensation therefor, may solicit proxies personally or by telephone or telegram. Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of the shares of Common Stock held by such persons, and the Company will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.


                                     VOTING

RECORD DATE

    The Board of Directors has fixed the close of business on April 18, 1997 as the record date (the "Record Date") for determination of shareholders entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were issued and outstanding 12,396,730 shares of Common Stock. The holders of record of the shares of Common Stock on the Record Date entitled to be voted at the Annual Meeting are entitled to cast one vote per share on each matter submitted to a vote at the Annual Meeting.

PROXIES

    Shares of the Common Stock which are entitled to be voted at the Annual Meeting and which are represented by properly executed proxies will be voted in accordance with the instructions indicated on such proxies. If no instructions are indicated, such shares will be voted FOR the election of each of the five director nominees; FOR the ratification of the appointment by the Board of Directors of Grant Thornton LLP, as independent public accountants of the Company for the year ending December 31, 1997; and, in the discretion of the proxy holder, as to any other matters which may properly come before the Annual Meeting. A shareholder who has executed and returned a proxy may revoke it at any time prior to its exercise at the Annual Meeting by executing and returning a proxy bearing a later date, by filing with the Secretary of the Company, at the address set forth above, a written notice of revocation bearing a later date than the proxy being revoked, or by voting the Common Stock covered thereby in person at the Annual Meeting.

VOTE REQUIRED

    The presence of a majority of the issued and outstanding shares of Common Stock entitled to vote, represented in person or by properly executed proxy, is required for a quorum at the Annual Meeting. Abstentions and broker non-votes, which are indications by a broker that it does not have discretionary authority to vote on a particular matter, will be counted as "represented" for the purpose of determining the presence or the absence of a quorum. Under Utah corporate law, once a quorum is established, shareholder approval with respect to a particular proposal is generally obtained when the votes cast in favor of the proposal exceed the votes cast against such proposal.

    In the election of directors, shareholders will not be allowed to cumulate their votes. The five nominees receiving the highest number of votes will be elected. The ratification of the selection of an independent auditor and any other matter presented for approval by the shareholders will be approved, in accordance with Utah law, if the votes cast in favor of a matter exceed the votes cast opposing such matter. Accordingly, abstentions and broker non-votes will not affect the outcome of the election of directors, the ratification of the selection of the independent public accountants or any other matter presented for approval by the shareholders.


                    PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

    At the Annual Meeting, a board of five directors will be elected to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified. Each of the nominees for director identified below is currently a director of the Company. Robert J. Frankenberg and James S. Jardine were elected as directors by the Board of Directors in October 1996 to fill vacancies created when the Board of Directors increased the size of the Board of Directors from five directors to seven directors. In April 1997, Sterling W. Sessions resigned as a director of the Company and Russell W. Weiss notified the Company that he will not stand for re-election. Because these events occurred so close to the Annual Meeting, the Company did not have sufficient time to identify and nominate qualified nominees for election at the Annual Meeting to fill these vacancies. As a result, the Board has elected to decrease the size of the Board of Directors to five directors until such time as qualified nominees are identified and agree to serve as directors of the Company.

    Shareholders do not have cumulative voting rights in the election of directors (each shareholder is entitled to vote one vote for each share held for each director). Unless authority is withheld, it is the intention of the persons named in the enclosed form of proxy to vote "FOR" the election of each of the persons identified as nominees for directors below. If the candidacy of any one or more of such nominees should, for any reason, be withdrawn, the proxies will be voted "FOR" such other person or persons, if any, as may be designated by the Board of Directors. The Board has no reason to believe that any nominee herein named will be unable or unwilling to serve.

NOMINEES FOR ELECTION AS DIRECTORS

    The following sets forth information about each nominee for election as a director:

    CHARLES L. BATES, 72, has been a director of the Company since October
1992, and prior thereto was a director of Daw Technologies Incorporated ("DTI"), the Company's predecessor, from 1990. Mr. Bates founded Valtek, a Utah based company that manufactures automatic control valves, and served as its Chairman from 1987 to 1993 and as its Chief Executive Officer from 1966 until 1987. Mr. Bates has a Bachelor of Science degree in Mechanical Engineering from Northeastern University.

    ROBERT G. CHAMBERLAIN, 56 has been a director of the Company since 1991. He is currently the President and Chief Executive Officer of Micromonitors, Inc., an instrumentation company. From April 1993 to December 1995, Mr. Chamberlain was Vice President and Manager of Operations in the semiconductor equipment group for Watkins-Johnson Company. From July 1991 to March 1992, he was the President of Insystems, a wafer inspection equipment company. Mr. Chamberlain has twenty-five years of sales and marketing management experience in the semiconductor component and semiconductor equipment fields, including fifteen years of international management. Mr. Chamberlain holds a Masters of Business Administration degree from Stanford University and a Bachelor of Science degree in Engineering from Princeton University.

    RONALD W. DAW, 45, is the Chairman of the Board, President and Chief Executive Officer of the Company and has served in this capacity since October 13, 1992. Prior thereto, he was the Chairman and Chief Executive Officer of DTI from its inception in 1987. From 1984 to 1988, Mr. Daw was the President of Daw Incorporated, an interior finish construction company, and he currently serves as a director of that company. Since 1984, Mr. Daw has had broad experience in the cleanroom business. Mr. Daw received his Bachelor of Science degree in Accounting from the University of Utah.

    ROBERT J. FRANKENBERG, 50, has been a director of the Company since October 1996. Mr. Frankenberg currently serves as a member of the Board of Directors for America On Line, Inc., ElectroGlas, Inc., Caere Corporation, Wall Data, Inc. and Secure Computings, Inc. From April 1994 to August 1996, Mr. Frankenberg was CEO and President of Novell, Inc., a software company. Mr. Frankenberg also served as Chairman of Novell from August 1994 to August 1996. Prior to joining Novell, Inc., he was Vice President and General Manager of the Personal Information Products Group at Hewlett Packard (HP) from 1990 to 1994. He has vast experience in the high tech industry, with specific knowledge of the semiconductor sector. Mr. Frankenberg is a former member of the San Jose State School of Engineering Advisory Board, where he earned a Bachelor's degree in Computer Engineering, and is a SEP graduate of Stanford's Graduate School of Business.

    JAMES S. JARDINE, 50, has been a director of the Company since October
1996. Mr. Jardine has been a practicing attorney for the law firm of Ray, Quinney & Nebeker since 1975, and currently serves as its Managing Director. He is presently Chairman of the Board of Trustees of the University of Utah and a member of the Board of Directors of ZCMI, where he serves on the Board's Executive Committee. He is also outside General Counsel to the Salt Lake City Olympic Organizing Committee for the Winter

Olympic Games of 2002. Mr. Jardine earned his Juris Doctor from Harvard Law School and his Bachelor of Arts from the University of Utah.

BOARD AND COMMITTEE MEETINGS; LEGAL PROCEEDINGS

    During the year ended December 31, 1996, the Board of Directors held five meetings. Each member attended at least 75% of all board meetings and applicable committee meetings held during the period he was a director of the Company.

    The Board of Directors has a Compensation Committee that is responsible for determining and approving the compensation of the Company's officers, reviewing matters pertaining to the compensation of the Company's employees, and administering the 1993 Stock Option Plan (the "Option Plan") and the Employee Stock Purchase Plan. The current members of the Compensation Committee are Robert G. Chamberlain, Charles L. Bates and Robert J. Frankenberg. The Compensation Committee met two times during 1996. The Board of Directors has an Audit Committee that is responsible for determining the adequacy of the Company's internal accounting and financial controls, reviewing the auditor reports and recommendations and interviewing and making recommendations to the Board of Directors for the selection of the Company's independent public accountants. The current members of the Audit Committee are Russell W. Weiss and James S. Jardine. The Audit Committee met three times during 1996. The Board of Directors does not have a Nominating Committee.

    On April 4, 1997, the Securities and Exchange Commission issued a Cease and Desist Order against Ronald W. Daw, a director and the Chief Executive Officer of the Company, ordering him to cease and desist from committing or causing any violation of, and committing or causing any future violation of, Sections 13(g) and 16(a) of the Exchange Act and Rules 13d-1, 13d-2, 16a-2 and 16a-3 promulgated thereunder.

                                  EXECUTIVE OFFICERS

    In addition to Ronald W. Daw, certain information is furnished with respect to the following executive officers of the Company:

    DAVID R. GROW, 40, has been the Executive Vice President, Chief Financial Officer and Corporate Secretary since September 1995. In October 1996, Mr. Daw was also appointed Chief Operating Officer of the Company. From 1992 through September 1995, Mr. Grow was employed at WordPerfect Corporation, a software company, which was acquired by Novell, Inc., a software company, in 1994. Prior to the acquisition, Mr. Grow was the corporate controller of WordPerfect. Subsequent to the acquisition, he served as the senior director of administration for the Novell Applications Group. His experience also includes ten years with Price Waterhouse, a national accounting firm. Mr. Grow is a licensed Certified Public Accountant and holds a Bachelor of Science degree in Accounting from the University of Utah.

    STEVEN R. BURT, 41, has been the Senior Vice President of Field Operations for the Company since December 1995. From June 1994 to December 1995, he was Vice President of Sales and Marketing for the Company. From 1993 to June 1994 he was Vice President of International Operations for the Company. From 1992 until 1993 he was Vice President of Asian/Pacific Rim Operations for the Company and from 1991 to 1992, he served in this capacity for DTI. Mr. Burt was also the Vice President of Design/Engineering/Testing for DTI from 1988 to 1991. His previous experience includes project architect for FFKR Architects/Planners and Director of Architecture for DMJM Engineers/Architects in Salt Lake City, Utah. Mr. Burt holds a Bachelor of Science degree in Economics and a Masters of Architecture degree from the University of Utah.

    DR. WILLIAM J. SAWAYA, JR., 51, has been Senior Vice President of Manufacturing and Products since January 1996. He was a faculty member in operations management at Brigham Young University from 1978 to 1996. He is currently an adjunct professor at Brigham Young University. He has designed and installed just-in-time production, inventory, quality, and manufacturing information systems in several dozen companies as a consultant. Mr. Sawaya has a Bachelor of Science degree in Engineering from the University of Wyoming and Master of Science and Doctor of Philosophy degrees in Industrial Engineering from Arizona State University.

                                EXECUTIVE COMPENSATION

COMPENSATION OF EXECUTIVE OFFICERS

    The following table provides certain summary information concerning the compensation paid or accrued by the Company and its subsidiaries, to or on behalf of the Company's Chief Executive Officer and each of the other executive officers whose annual salary and bonus exceeded $100,000 (collectively the "Named Executive Officers").

                                                                             LONG TERM
                                             ANNUAL COMPENSATION           COMPENSATION
                                    -------------------------------------  ------------
                                                             OTHER ANNUAL     OPTIONS    ALL OTHER
NAME AND POSITION           YEAR     SALARY       BONUS      COMPENSATION     GRANTED   COMPENSATION
-----------------           ----    --------    --------     ------------  ------------ ------------
Ronald W. Daw               1996    $215,000    $     0         $9,952        30,000          0
Chief Executive Officer     1995     215,000          0          6,537        25,000          0
 and President              1994     187,500     34,620(3)           0        30,000          0

David  R. Grow(1)           1996     140,000          0          4,518        40,000          0
Executive Vice              1995      30,831          0            900        20,000          0
President, Chief            1994        ---        ---            ---           ---          ---
Operating Officer and
Chief  Financial Officer


Steven R. Burt              1996     142,500      2,059          4,275         6,500          0
Senior Vice President of    1995      99,545     15,000            194        18,500          0
Field Operations            1994      89,674     24,000(3)           0        10,000          0

William J. Sawaya(2)        1996     140,000          0          4,200        35,000          0
Senior Vice President       1995        ---        ---            ---           ---          ---
Manufacturing and           1994        ---        ---            ---           ---          ---
Products

-------------------------
(1) Mr. Grow commenced his employment with the Company on September 27, 1995.

(2) Mr. Sawaya commenced his employment with the Company on January 2, 1996.

(3) Bonuses earned based on performance in 1994, but paid in 1995.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth individual grants of stock options made to the Named Executive Officers during the year ended December 31, 1996.

                                                                             POTENTIAL REALIZABLE VALUE
                                                                               AT ASSUMED ANNUAL RATES
                       PERCENT OF                                            OF STOCK PRICE APPRECIATION
                      TOTAL OPTIONS                                                 FOR OPTION TERM
                       GRANTED TO                                            ---------------------------
                        OPTIONS     EMPLOYEES IN     EXERCISE   EXPIRATION
NAME                   GRANTED(1)    FISCAL YEAR      PRICE        DATE            5%           10%
--------------------  ------------- ------------     --------   ----------   ------------  -------------
Ronald W. Daw.......     30,000         12.9%         $3.50      10/24/06       $66,034       $167,343

David R. Grow.......     20,000          8.6%          3.50(2)   03/27/01        19,340         42,736
                         20,000          8.6%          3.50      10/24/06        44,023        111,561

Steven R. Burt......      6,500          2.8%          3.50(2)   03/27/01         6,285         13,889

William J. Sawaya...     20,000          8.6%          3.50(3)   01/02/01        19,340         42,736
                         15,000          6.5%          3.50      10/24/06        33,017         83,671

-------------------------
(1) Consists of nonqualified options granted throughout 1996 under the Option Plan.  Fifty percent of the options become exercisable one year from the date of grant and the remaining 50% become exercisable two years from the date of grant.
(2) The options were originally granted at an exercise price of $4.68, but were subsequently repriced.
    See Repricing of Options.
(3) The options were originally granted at an exercise price of $5.88, but were subsequently repriced.
    See Repricing of Options.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR END OPTION VALUES

     The following table sets forth the aggregate value of unexercised options to acquire shares of the Common Stock held by the Named Executive Officers on December 31, 1996. None of the Named Executive Officers exercised options during the year ended December 31, 1996.

                                    NUMBER OF
                                   UNEXERCISED       VALUE OF UNEXERCISED
                                  OPTIONS AT FY-     IN-THE-MONEY OPTIONS
                                     END(#)             AT FY-END($)(1)
                                  -------------      --------------------
                                   EXERCISABLE/           EXERCISABLE/
            NAME                  UNEXERCISABLE          UNEXERCISABLE
-------------------------------   -------------      --------------------

Ronald W. Daw . . . . . . . . .   72,500/42,500               $0/$0
David R. Grow . . . . . . . . .   10,000/50,000               $0/$0
Steven R. Burt. . . . . . . . .   24,250/15,700               $0/$0
William J. Sawaya . . . . . . .        0/35,000               $0/$0

---------------------------
(1) Calculated based on the difference between the exercise price and the price of a share of the Company's Common Stock on December 31, 1996. As of December 31, 1996, the exercise prices of each of the options held by the Named Executive Officers exceeded the price of a share of the Company's Common Stock.

COMPENSATION COMMITTEE INTERLOCKS

     Robert G. Chamberlain, Charles L. Bates, Sterling D. Sessions and Russell W. Weiss served on the Compensation Committee during the year ended December 31, 1996.

DIRECTOR'S COMPENSATION

     The Company's non-employee directors are paid $1,000 for each meeting of the Board of Directors (or committee thereof) attended in person, $400 for each meeting of the Board of Directors at which such director participates by telephone, and $300 for each meeting of a committee of the Board of Directors at which such director participates by telephone. All of the directors are reimbursed for their expenses for each Board and committee meeting attended. In addition, each non-employee director of the Company receives annually options to purchase 5,000 shares of Common Stock.

REPRICING OF OPTIONS

     REPORT OF COMPENSATION COMMITTEE.

     In October 1996, the Compensation Committee reviewed the status of stock options that were granted under the Option Plan to directors, executive officers and key employees. The Compensation Committee determined that options with exercise prices significantly in excess of the current market value of the Common Stock do not serve as a meaningful performance incentive to the officers and key employees that hold them. Moreover, the Committee concluded that (i) the recent downturn in the semiconductor industry, a factor beyond the control of the option holders, has had a significant adverse effect on the market value of the Common Stock, and (ii) the option holders had made significant efforts to improve the operations of the Company and maintain profitability in 1996 during the semiconductor industry downturn.
In addition, the Committee concluded that the efforts of the executive officers and other key employees who were granted such options are critical to the success of the Company and that the existing options represented no inducement for executive officers and key employees who have been, or who may be, presented with other employment opportunities to continue their employment with the Company.

     Accordingly, on October 24, 1996, the Compensation Committee determined to reprice all of the outstanding options at an exercise price of $3.50, which was the fair market value of the Common Stock at the time as determined in accordance with the terms of the Incentive Plan. The repricing did not change any of the other terms of the options. The Board of Directors similarly determined to reprice the options granted to non-employee directors under the terms of the Option Plan. The table below sets forth information with respect to the repricing of the options granted to the executive officers of the Company. No other options have been repriced since the Company became a public company.

COMPENSATION COMMITTEE

Charles L. Bates
Robert G. Chamberlain
Robert J. Frankenberg

     TEN-YEAR OPTION REPRICINGS

                                         Number of                                                    Length of Original
                                        Securities                                                        Option Term
                                        Underlying    Market Price of    Exercise Price               Remaining at Date
                                       Options/SARs    Stock at Time       at Time of        New       of Repricing or
                                        Repriced or   of Repricing or     Repricing or     Exercise        Amendment
         Name                Date        Amended(#)     Amendments($)     Amendments($)    Price($)         (months)
------------------------     ----      ------------   ---------------    -------------     --------   ------------------
Ronald W. Daw              10/24/96        30,000           $3.50             $3.56          $3.50             24
President and Chief        10/24/96        30,000            3.50              5.75           3.50             37
Executive Officer          10/24/96        25,000            3.50              6.63           3.50             49

David R. Grow              10/24/96        20,000            3.50              7.38           3.50             47
Executive Vice-            10/24/96        20,000            3.50              4.68           3.50             53
President, Chief
Operating Officer and
Chief Financial Officer

Steven Burt                10/24/96         5,000            3.50              3.56           3.50             24
Senior Vice-President of   10/24/96        10,000            3.50              5.75           3.50             37
Field Operations           10/24/96         3,500            3.50              6.25           3.50             48
                           10/24/96        15,000            3.50              6.63           3.50             49
                           10/24/96         6,500            3.50              4.68           3.50             53

William J. Sawaya          10/24/96        20,000            3.50              5.88           3.50             50
Senior Vice President of
Manufacturing and
Products

                         REPORT OF THE COMPENSATION COMMITTEE

     NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THAT INCORPORATE BY REFERENCE, IN WHOLE OR IN PART, SUBSEQUENT FILINGS INCLUDING, WITHOUT LIMITATION, THIS PROXY STATEMENT, THE FOLLOWING REPORT OF THE COMPENSATION COMMITTEE AND THE PERFORMANCE GRAPH SET FORTH ON PAGE 13 HEREOF SHALL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

     The Securities and Exchange Commission's ("SEC") rules addressing disclosure of executive compensation in proxy statements require a report from the Compensation Committee of the Board of Directors (the "Committee") addressing, with respect to the most recently completed fiscal year, (a) the Company's policies regarding executive compensation generally, (b) the factors and criteria considered in setting the compensation of the Company's Chief Executive Officer, Ronald W. Daw, and (c) any relationship between such compensation and the Company's performance.

COMPENSATION COMMITTEE

     This report was prepared by the Committee, which is composed of independent directors who are not employees of the Company. The current members of the Committee are Robert G. Chamberlain, Charles L. Bates and Robert J. Frankenberg. Sterling Sessions and Russell Weiss also served on the Committee in 1996. The Committee has the responsibility for (i) reviewing, developing and establishing the Company's executive compensation policies, (ii) all compensation matters for the Company's executive officers, including reviewing and establishing the amount and type of compensation provided to the Company's Chief Executive Officer, and (iii) administering the Option Plan.

COMPENSATION OBJECTIVES AND POLICIES

     In determining the amount and composition of compensation for the Company's executive officers and in administering the Option Plan, the Committee is guided by the following fundamental objectives and philosophies:

     - Providing a competitive compensation package which will allow the Company to attract and retain qualified and outstanding executive officers.

     - Providing a compensation package that is based on the performance of the Company as well as the individual contributions of the Company's executive officers.

     - Ensuring that a portion of an executive officer's compensation is variable and at risk, to be earned only if the Company and the executive officer meet projected performance levels.

     - Facilitating the acquisition of Common Stock of the Company by the executive officers through the granting of stock options in order to align the interests of stockholders and the executive officers.

COMPENSATION COMPONENTS

     The Company's compensation to its executive officers consists of three major components: (i) base salary; (ii) short-term cash incentive awards; and (iii) long-term incentive awards in the form of stock options.

     BASE SALARY. The Committee establishes base salary based primarily on its subjective judgment taking into consideration both qualitative and quantitative factors. Among the factors considered by the Committee are: (i) salaries provided by other companies in the industry and companies of a comparable size to the Company located in the geographic area where the Company's headquarters are located as determined by the Committee based on its review of available industry and geographic compensation surveys; (ii) the qualifications and performance of each executive officer; (iii) the financial performance of the Company as measured by such factors as revenue growth, market share growth and earnings per share; and (iv) for officers other than the Chief Executive Officer, the recommendations of the Chief Executive Officer as to salary levels. The Committee does not assign any specific weights to these factors in determining salaries, but it does place a greater emphasis on the salaries provided by other companies in order to ensure that the salaries provided by the Company are competitive and enable the Company to attract and retain qualified and outstanding executive officers.

     CASH INCENTIVE AWARDS. The Company also provides its executive officers with the opportunity to earn short-term cash incentive awards. In 1996 the Company implemented a new cash incentive program. Under this program, the Committee established a targeted level of Company performance for the year as measured by earnings per share. In addition, certain performance goals for each of the Company's executive officers were established at the beginning of the year. A bonus range was then established, with the actual amount of the bonus being determined by the extent to which the targeted earnings per share and performance goals had been met or exceeded. The Committee also has the right to adjust the bonus levels at the end of the year based on its subjective determination as to the individual performance of each of the executive officers. The performance goals for the executive officers, other than the Chief Executive Officer, are proposed by the Chief Executive Officer and reviewed and approved or adjusted by the Committee. The Committee is responsible for establishing the performance goals for the Chief Executive Officer of the Company.

     STOCK OPTIONS. The Committee believes it is essential for all executive officers to receive stock options under the Option Plan, thereby aligning the long-term interests of executive officers with those of the shareholders. In 1993, the Company adopted the Option Plan, charging the Committee with the responsibility of administering the Option Plan. The Committee awards stock options under the Option Plan each year to the executive officers based on a subjective determination by the Committee concerning the position of the executive officer, the value of the executive officer's contributions to the performance of the Company, and the responsibilities associated with the executive officer's position. The Committee believes that the grant of options to executive officers is an important component of the Company's compensation package because it provides an incentive for executive officers to maximize the growth and profitability of the Company in order to increase their compensation, and provides an incentive for officers to continue their employment with the Company.

     CHIEF EXECUTIVE OFFICER COMPENSATION FOR 1996.

     Based upon the Committee's subjective review of chief executive officers' salaries in the industry and in the intermountain region, the Company's financial performance in 1995, as measured by earnings per share, revenue growth and market share growth, and the individual performance of Ronald W. Daw, the Committee maintained Mr. Daw's base salary at $215,000 in 1996. Based on the actual performance of the Company for 1996 compared to the targeted level of performance under the cash incentive program, no bonus was awarded to Mr. Daw in 1996 under the Company's cash incentive program. The Committee granted 30,000 stock options to Mr. Daw in 1995. The number of stock options granted to Mr. Daw is lower than the Committee would normally grant to a Chief Executive Officer because the Committee believes Mr. Daw already has a significant ownership position in the Company which aligns his interests with the long-term interests of the Company's shareholders.

                                COMPENSATION COMMITTEE

                                   Charles L. Bates
                                Robert G. Chamberlain
                                Robert J. Frankenberg

                          PERFORMANCE GRAPH

     Set forth below is a graph comparing the cumulative shareholder return on Daw Technologies, Inc.'s Common Stock against the cumulative total return on the CRSP Index for NASDAQ Stock Market (US Companies) and the CRSP Index for Nasdaq Stocks (SIC 3550-3559 US Companies) (an index composed of companies in the special industry machinery, except metalworking machinery, standard industrial classification) for the periods indicated. The graph assumes an initial investment of $100.00 with dividends reinvested over the periods indicated.



                                    [GRAPH]



---------------------------------------------------------------------------------------
SYMBOL        INDEX DESCRIPTION        7/30/93  12/31/93  12/30/94  12/29/95  12/31/96
---------------------------------------------------------------------------------------
_____   Daw Technologies, Inc..........  $100    $160.0    $230.0    $230.0    $110.0
---------------------------------------------------------------------------------------
-----   CRSP Index for Nasdaq Stock
        Market (US Companies)..........  $100    $110.4    $107.9    $152.7    $187.8
---------------------------------------------------------------------------------------
 .....   CRSP Index for Nasdaq Stocks
        (SIC 3550-3559 US Companies)...  $100    $118.1    $135.6    $222.3    $224.1
---------------------------------------------------------------------------------------

Notes:

A. The lines represent quarterly index levels derived from compounded daily returns that include all dividends.

B. If the quarterly interval is not a trading day, the preceding trading day is used.

C. The index level for all series was set to 100.0 on July 30, 1993. The Common Stock of the Company was registered under Section 12(g) of the Exchange Act, effective July 19, 1993. The price of the Company's Common Stock for the period July 30, 1993 to December 2, 1993 is based on the average of the high and low bid prices from the OTC Bulletin Board and the Pink Sheets. The price of the Company's Common Stock for periods after December 2, 1993 is based on the closing price of the Common Stock on the NASDAQ Stock Market (National Market System).

D. The indexes are reweighted daily, using the market capitalization on the previous trading day.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of April 1, 1997, information with respect to the Company's Common Stock owned beneficially by each director or nominee for director, by the Named Executive Officers, by all officers and directors as a group and by each person known by the Company to be a beneficial owner of more than 5% of the outstanding Common Stock of the Company. Except as otherwise indicated below, each person named has sole voting and investment power with respect to the shares indicated.

                                        AMOUNT AND NATURE OF  PERCENTAGE
NAME AND ADDRESS OF BENEFICIAL OWNERS   BENEFICIAL OWNERSHIP  OF CLASS(1)
-------------------------------------   --------------------  -----------

J. Weston Daw(2)                             2,178,593           17.6%
Beverly Daw
2700 South 900 West
Salt Lake City, Utah  84119

Ronald W. Daw(2)                             1,993,699(3)        16.0%
Tracey Daw
2700 South 900 West
Salt Lake City, Utah  84119

Steven R. Burt                                  28,206(4)          **
David R. Grow                                   25,300(5)          **
Charles L. Bates                                15,000(6)          **
Robert G. Chamberlain                           15,000(7)          **
William J. Sawaya, Jr.                          11,611(8)          **
Russell W. Weiss                                10,000(7)          **
James S. Jardine                                     0             --
Robert J. Frankenberg                                0             --
All Officers and Directors
 as a Group (8 Persons)                      2,098,816(9)        16.7%

_____________
** Less than 1%.

(1) Based on 12,396,730 shares of Common Stock outstanding as of April 1, 1997.

(2) Ronald W. Daw is the son of J. Weston Daw.

(3) Includes 1,245,999 shares owned jointly by Ronald and Tracy Daw, 219,300 shares owned by the Ronald Daw Family Limited Partnership, 455,200 shares held by Ronald Daw, 100 shares held by Tracy Daw, and 600 shares held by trusts for the benefit of Mr. Daw's children. Also includes 72,500 shares underlying presently exercisable options.

(4) Includes 27,500 shares underlying presently exercisable options and 200 shares held in the names of Steven R. Burt and Janet Burt.

(5) Includes 1,500 shares held by David R. Grow and Morgan Grow and 20,000 shares underlying presently exercisable options.

(6) Includes 15,000 shares underlying presently exercisable options.

(7) Includes 10,000 shares underlying presently exercisable options.

(8) Includes 10,000 shares underlying presently exercisable options and 200 shares held in the names of William J. Sawaya and Shelly K. Sawaya.

(9) Includes 165,000 shares underlying presently exercisable options.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Exchange Act requires the Company's executive officers and directors to file initial reports of ownership and reports of changes in ownership with the SEC. Executive officers and directors are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the following officers and directors filed late reports as indicated: (i) Ronald W. Daw, Chief Executive Officer of the Company, filed four late reports on Form 4 relating to six transactions in 1993, one transaction in 1994 and one transaction in 1995, four late reports on Form 5 relating to nine transactions and one late amendment to Form 3; and
(ii) J. Weston Daw, a 10% shareholder and former director of the Company, filed six late reports on Form 4 relating to fourteen transactions; three late reports on Form 5 relating to five transactions and one late amendment to Form 3.

     Tracey B. Daw, the spouse of Ronald W. Daw, filed a late Form 3 and four late reports on Form 4 and Form 5 relating to 65 transactions, and Beverly Daw, the spouse of J. Weston Daw, filed a late report on Form 3 and five late reports on Form 4 and Form 5 relating to 55 transactions. All but one of these transactions had been previously reported by Ronald W. Daw and J. Weston Daw. The filings were made by Tracey B. Daw and Beverly Daw because they might be deemed to be the beneficial holders of more than 10% of the outstanding shares of the Company because they are the spouses of Ronald W. Daw and J. Weston Daw, respectively, and they hold shares jointly with their husbands.

RELATED PARTY TRANSACTIONS

     James S. Jardine is a practicing attorney and Managing Director of the law firm of Ray, Quinney & Nebeker which provides legal services to the Company.

                 PROPOSAL NO. 2 -- RATIFICATION OF APPOINTMENT OF
                          INDEPENDENT PUBLIC ACCOUNTANTS

    Ratification of the appointment by the Board of Directors of the independent public accountants for the Company for the year ending December 31, 1997 is to be voted upon at the Annual Meeting. The Board of Directors recommends shareholder ratification of the appointment of Grant Thornton LLP, whose appointment has been approved, subject to shareholder approval, by the Board of Directors. Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting to answer any questions shareholders may have and will be given the opportunity to make a statement if they desire to do so.

    The affirmative vote of a majority of the votes cast on this proposal shall constitute ratification of the appointment of Grant Thornton LLP.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR 1997.

                                 OTHER MATTERS

OTHER BUSINESS

    The Board of Directors does not know of any matter to be presented at the Annual Meeting that is not listed in the Notice of Annual Meeting and discussed above. If other matters should come before the Annual Meeting, however, the proxy holders will vote in accordance with their best judgment.

PROPOSALS OF SECURITY HOLDERS FOR 1998 ANNUAL MEETING

    Shareholders desiring to submit proposals for the Proxy Statement for the 1998 Annual Meeting will be required to submit them to the Company in writing on or before December 31, 1997. Any shareholder proposal must also be proper in form and substance, as determined in accordance with the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.

ADDITIONAL INFORMATION

    A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1996 will be furnished without charge upon receipt of a written request. The exhibits to that Report will also be provided upon request and payment of copying charges. Requests should be directed to the Corporate Secretary, Daw Technologies, Inc., 2700 South 900 West, Salt Lake City, Utah 84119.

                                       APPENDIX
                                    Form of Proxy

                                        PROXY

                                DAW TECHNOLOGIES, INC.
                                 2700 SOUTH 900 WEST
                              SALT LAKE CITY, UTAH 84119

             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Ronald W. Daw and David R. Grow, and each of them, as proxies, with full power of substitution, and hereby authorizes them to represent and vote, as designated below, all shares of the Common Stock of Daw Technologies, Inc., a Utah corporation (the "Company"), held of record by the undersigned on April 18, 1997 at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the corporate offices of the Company, 2700 South 900 West, Salt Lake City, Utah, on May 28, 1997, at 2:00 P.M., local time, or at any adjournment or postponement thereof, upon the matters set forth below, all in accordance with and as more fully described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, receipt of which is hereby acknowledged.

1. ELECTION OF DIRECTORS, each to serve until the next Annual Meeting of Shareholders of the Company or until their respective successors shall have been duly elected and qualified.

    / /  FOR all nominees listed below (except as marked to the contrary).
    / / WITHHOLD AUTHORITY to vote for all nominees listed below. (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

         CHARLES L. BATES         ROBERT G. CHAMBERLAIN      RONALD W. DAW
         ROBERT J. FRANKENBERG    JAMES S. JARDINE


2. PROPOSAL TO RATIFY the appointment of Grant Thornton LLP as independent public accountants of the Company.
          / / FOR            / / AGAINST           / / ABSTAIN

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL OF THE DIRECTOR NOMINEES NAMED ABOVE AND FOR THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY.

    Please complete, sign and date this proxy where indicated and return it promptly in the accompanying prepaid envelope.

DATED: _______________________,  1997
                                           Signature


                                           Signature if held jointly

    (Please sign above exactly as the shares are issued. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.)